Exhibit 99.1

APOLLO TYRES TO ACQUIRE COOPER TIRE & RUBBER COMPANY

Combination Creates World’s Seventh-Largest Tire Company with

$6.6 Billion in Revenue

GURGAON, India and FINDLAY, Ohio, USA – June 12, 2013 – Apollo Tyres Ltd (NSE: ApolloTYRE) and Cooper Tire & Rubber Company (NYSE: CTB) today announced the execution of a definitive merger agreement under which a wholly-owned subsidiary of Apollo will acquire Cooper in an all-cash transaction valued at approximately $2.5 billion. Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Cooper stockholders will receive $35.00 per share in cash. The transaction represents a 40% premium to Cooper’s 30-day volume-weighted average price.

This strategic combination will bring together two companies with highly complementary brands, geographic presence, and technological expertise to create a global leader in tire manufacturing and distribution. Apollo, founded in 1972, has an international reputation for high performance tires across a portfolio of well-known premium and mid-tier brands, including the flagship Apollo brand and Vredestein. Cooper, the 11th -largest tire company in the world by revenue, was founded in 1914 and today supplies premium and mid-tier tires worldwide through renowned brands such as Cooper, Mastercraft, Starfire, Chengshan, Roadmaster and Avon.

The combined company will be the seventh-largest tire company in the world and will have a strong presence in high-growth end-markets across four continents. With a combined $6.6 billion in total sales in 2012, the combined company will have a full range of brands and greater ability to satisfy customer needs worldwide.

The combination is expected to deliver value creation benefits of approximately $80-120 million per annum at the EBITDA level. These ongoing benefits are expected to be fully achieved after three years and derived from operating scale, sourcing benefits, technology, product optimization, and manufacturing improvements. The transaction is expected to be immediately accretive to Apollo’s earnings.

Onkar S. Kanwar, Chairman of Apollo, stated, “This transformational transaction provides an unprecedented opportunity to serve customers across a host of geographies in both developed and fast-growing emerging markets around the world. Cooper is one of the most respected names in the tire industry, with an extensive distribution network and manufacturing infrastructure, and a particularly robust presence in North America and China. The combined company will be uniquely positioned to address large, established markets, such as the United States and the European Union, as well as the fast-growing markets of India, China, Africa, and Latin America where there is significant potential for further growth. Our combined portfolio of brands and products will be amongst the most comprehensive in the industry.”

Roy Armes, Cooper’s Chairman, Chief Executive Officer and President, said, “This is a compelling transaction that is in the best interest of Cooper’s stockholders and offers attractive benefits to our customers and employees. We have watched Apollo’s successful transformation into a major global tire group, and have a great deal of respect for the company and its leadership. Together, our two organizations have almost no geographic overlap and significant opportunities for growth. We share a commitment to innovation, quality, and customer service, as well as to the core values of safety, environmental sustainability, the development of our people and giving back to our communities. We look forward to working together to drive continued growth in a dynamic global tire business where increased scale and expanded manufacturing footprint help to ensure long-term success.”

Neeraj Kanwar, Vice Chairman and Managing Director of Apollo, said, “The combined company’s diversified product offering will serve the passenger car, light and heavy truck, farm, and off-the-road vehicle segments. Our extended global reach will create opportunities to provide our customers and distributors around the world with increased access to the quality tires they have come to expect from each of our respective brands. Together, we will have a significant presence in each of the three largest automotive markets in the world, namely the United States, Europe and China.”

He added, “Importantly, both Apollo and Cooper have built strong reputations on the strength of their people, and this transaction will maintain the networks and workforces in each organization’s respective regions, while creating new opportunities in others. We are excited by the possibilities created by our partnership and look forward to welcoming Cooper’s employees to the Apollo family.”

The close of the transaction, assuming timely regulatory approvals and other customary closing conditions, as well as approval by Cooper’s stockholders, is expected to take place within the second half of 2013. Following the close, Cooper will become a privately held company and its common stock will no longer be traded on the New York Stock Exchange. It is expected that Cooper will continue to be led by members of its current management team and will continue to operate out of its facilities located around the world. Cooper will continue to recognize the labor unions and honor the terms of collective bargaining agreements presently in effect while generally maintaining compensation and benefit levels for non-union employees.

Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. served as financial advisors and investment firm Greater Pacific Capital acted as strategic and financial advisor to Apollo.

Standard Chartered is the sole provider of transaction financing at the Apollo Tyres level and is also the structuring advisor. Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., Standard Chartered and Goldman Sachs Bank USA are joint lead arrangers providing committed funding to Apollo’s acquisition subsidiary.

Sullivan & Cromwell LLP and Amarchand & Mangaldas & Suresh A Shroff & Co served as legal advisors to Apollo. BofA Merrill Lynch served as financial advisor and Jones Day served as legal advisor to Cooper.

About Apollo Tyres Ltd

Apollo Tyres Ltd is a high-performance tire manufacturer headquartered in India. It is built around the core principles of creating stakeholder value through reliability in its products and dependability in its relationships. The company has manufacturing units in India, the Netherlands, and South Africa and exports its products around the world. In each of its markets the company operates through a vast network of branded, exclusive and multi-product outlets.

About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specialize in the design, manufacture, marketing, and sales of passenger car and light truck tires. Cooper has joint ventures, affiliates and subsidiaries that also specialize in medium truck, motorcycle and racing tires. Cooper’s headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design facilities within its family of companies located in 11 countries around the world. For more information on Cooper Tire, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Apollo Media Contacts:	Cooper Media Contacts:
Jonathan Doorley / Sarah Brown	Anne Roman
Sard Verbinnen & Co	+1 419-429-7189
+1 212-687-8080	alroman@coopertire.com
jdoorley@sardverb.com

Yograj Varma	Ryan Cudney
+91-124-2721430	Edelman
yograj.varma@apollotyres.com	+1 312-240-2937
ryan.cudney@edelman.com

Suvir Paul
Penn Schoen & Berland
+91-96548-60164 spaul@ps-b.com

Apollo Investor Contacts:	Cooper Investor Contacts:
Ritu Kumar	Jerry Long
+91-124-2721401	+1 419-424-4165
ritu.kumar@apollotyres.com	investorrelations@coopertire.com

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the proxy statement, as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.